ClearPoint Neuro Reports Second Quarter 2025 Results

Record Revenue and Substantial Cash Infusion Highlight the Company’s ‘Fast. Forward.’ Strategy

SOLANA BEACH, CA, August 12, 2025 – ClearPoint Neuro, Inc. (Nasdaq: CLPT) (the “Company”), a global device, cell, and gene therapy-enabling company offering precise navigation to the brain and spine, today announced financial results for its second quarter ended June 30, 2025.

Second Quarter Highlights

•
Reported record quarterly revenue of $9.2 million, a 17% year-over-year increase compared with the second quarter of 2024;
•
Neurosurgery navigation and therapy revenue grew 33% to $3.4 million year-over-year fueled by SmartFrame® Family Navigation devices and ClearPoint PRISM® Laser Therapy Applicators;
•
Entered into a note financing arrangement with Oberland Capital Management of up to $105.0 million, with $30.0 million of gross proceeds funded at closing;
•
Entered into a stock purchase agreement with Oberland Capital Management for the purchase of shares of the Company's common stock for an additional $3.5 million of gross proceeds; and
•
Reported cash and cash equivalents totaling $41.5 million as of June 30, 2025.

“The team has continued to deliver strong results here in the second quarter, both financially and strategically,” commented Joe Burnett, President and CEO at ClearPoint Neuro. “From a financial perspective we achieved record revenue, benefiting from sales contributions across all four of our growth pillars. Strategically, we were able to achieve key milestones that give us confidence that we will see continued growth across our entire portfolio. This is an exciting phase for the company, which we call the ‘Fast. Forward.’ phase as we now have multiple growth vectors taking shape at the same time including: 1) the expansion into the operating room, 2) the expansion into laser therapy and access, 3) the expansion of regulatory approvals into new geographies, 4) the addition of multiple new BioPharma Partners, 5) the addition of new products and services to offer BioPharma, 6) the expansion of our site capacity for larger preclinical studies, and 7) the progression of Biopharma partners into larger phase III clinical trials and eventual commercialization of these new-to-the-world cell and gene therapies. All of this is taking place against the backdrop of our strongest cash position in years and the confidence to use that capital to move all of these growth vectors forward…. Fast. Forward.”

Business Outlook

The Company reaffirms its full year 2025 revenue outlook between $36.0 million and $41.0 million.

Financial Results – Quarter Ended June 30, 2025

Total revenue was $9.2 million for the three months ended June 30, 2025, and $7.9 million for the three months ended June 30, 2024, which represents an increase of $1.4 million, or 17%.

Biologics and drug delivery revenue, which includes sales of disposable products and services related to customer-sponsored preclinical and clinical trials, increased 10% to $4.7 million for the three months ended June 30, 2025, from $4.3 million for the same period in 2024. This increase is attributable to $0.2 million of higher product revenue resulting from greater demand for disposables as multiple partners progress in their trials, and $0.2 million increase in service revenue and other revenue.

Neurosurgery navigation and therapy revenue, which primarily consists of disposable product commercial sales related to cases utilizing the ClearPoint system, increased 33% to $3.4 million for the three months ended June 30, 2025, from $2.6 million for the same period in 2024. The increase is driven by higher sales for new offerings of SmartFrame OR, Prism Laser Therapy, and introduction of our 3.0 operating room navigation software, during the three months ended June 30, 2025, compared to the same period in 2024.

Capital equipment and software revenue, consisting of sales of ClearPoint reusable hardware and software and related services, increased 11% to $1.0 million for the three months ended June 30, 2025, from $0.9 million for the same period in 2024 due to an increase in service revenue.

The Company achieved a gross margin of 60% on its sales for the three months ended June 30, 2025, as compared to 63% in the same period in 2024. The decrease in gross margin was primarily due to higher excess and obsolete inventory reserves for the three months ended June 30, 2025, as compared to the same period in 2024.

Operating expenses were $11.2 million for the three months ended June 30, 2025, compared with $9.7 million for same period in 2024, an increase of 16%. The increase was mainly driven by higher product and software development costs, an increase in the allowance for credit losses, and personnel-related expenses, including share-based compensation, as we increased headcount to fuel the expansion of the research and development, clinical, and support organizations.

At June 30, 2025, the Company had cash and cash equivalents totaling $41.5 million as compared to $20.1 million at December 31, 2024, with the increase resulting from the net proceeds of the note payable and stock offering of $32.0 million, partially offset by the use of $8.7 million in cash for operating activities.

Teleconference Information

Investors and analysts are invited to listen to a live broadcast review of the Company's 2025 second quarter results on Tuesday, August 12, 2025 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) which may be accessed online here: https://event.choruscall.com/mediaframe/webcast.html?webcastid=3mqLeBhl. Investors and analysts who would like to participate in the conference call via telephone may do so at (877) 407-9034, or at (201) 493-6737 if calling from outside the U.S. or Canada.

For those who cannot access the live broadcast, a replay will be available shortly after the completion of the call until September 11, 2025, by calling (877) 660-6853 or (201) 612-7415 if calling from outside the U.S. or Canada, and then entering conference I.D. number 413671. An online archive of the broadcast will be available on the Company's Investor website at https://ir.clearpointneuro.com/.

About ClearPoint Neuro

ClearPoint Neuro is a device, cell, and gene therapy-enabling company offering precise navigation to the brain and spine. The Company uniquely provides both established clinical products as well as preclinical development services for controlled drug and device delivery. The Company’s flagship product, the ClearPoint Neuro Navigation System, has FDA clearance and is CE-marked. ClearPoint Neuro is engaged with healthcare and research centers in North America, Europe, Asia, and South America. The Company is also partnered with the most innovative pharmaceutical/biotech companies, academic centers, and contract research organizations, providing solutions for direct central nervous system delivery of therapeutics in preclinical studies and clinical trials worldwide. To date, thousands of procedures have been performed and supported by the Company’s field-based clinical specialist team, which offers support and services to our customers and partners worldwide. For more information, please visit www.clearpointneuro.com.

Forward-Looking Statements

Statements in this press release and in the teleconference referenced above concerning the Company’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, the size of total addressable markets or the market opportunity for the Company’s products and services, the Company’s expectation for future development, regulatory approval and the market for cell and gene therapies, the anticipated adoption of the Company’s products and services for use in the delivery of gene and cell therapies, the Company’s expectation for revenues, operating expenses, the adequacy of cash and cash equivalent balances to support operations and meet future obligations, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are based on management’s current expectations and are subject to the risks inherent in the business, which may cause the Company's actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: macroeconomic and inflationary conditions; regulatory and policy uncertainty; the introduction of or changes in tariffs, sanctions, or trade barriers; changes in monetary policy; geopolitical trends, such as protectionism and economic nationalism; future revenue from sales of the Company’s products and services; the Company’s ability to market, commercialize and achieve broader market acceptance for new products and services offered by the Company; the ability of our biologics and drug delivery partners to achieve commercial success, including their use of the Company’s products and services in their delivery of therapies; the Company’s ability to maintain its current relationships with biologics and drug delivery partners or enter into new relationships with such partners; the Company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company’s ability to obtain additional funding to support its research and development programs; the ability of the Company to manage the growth of its business; the Company’s ability to attract and retain its key employees; and risks inherent in the research, development, and regulatory approval of the Company’s new products and the new products of its biologics and drug delivery partners. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2025, both of which have been filed with the Securities and Exchange Commission, and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2025, which the Company intends to file with the

Securities and Exchange Commission on or before August 14, 2025. The Company does not assume any obligation to update these forward-looking statements.

Contact:

Investor Relations:

Danilo D’Alessandro, Chief Financial Officer

(888) 287-9109 ext. 3

ir@clearpointneuro.com

CLEARPOINT NEURO, INC.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except for share and per share data)

	For the Three Months Ended June 30,
	2025	2024
Revenue:
Product revenue	$5,997	$4,944
Service and other revenue	3,218	2,914
Total revenue	9,215	7,858
Cost of revenue	3,659	2,870
Gross profit	5,556	4,988
Research and development costs	3,829	3,120
Sales and marketing expenses	4,019	3,834
General and administrative expenses	3,388	2,758
Operating loss	(5,680)	(4,724)
Other income (expense):
Other income (expense), net	(52)	5
Interest income (expense), net	(80)	326
Net loss before income taxes	(5,812)	(4,393)
Income tax expense	(25)	(15)
Net loss	$(5,837)	$(4,408)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.21)	$(0.16)
Weighted average shares outstanding:
Basic and diluted	28,258,305	27,468,378

	For the Six Months Ended June 30,
	2025	2024
Revenue:
Product revenue	$11,288	$8,579
Service and other revenue	6,412	6,918
Total revenue	17,700	15,497
Cost of revenue	7,012	5,984
Gross profit	10,688	9,513
Research and development costs	7,208	5,745
Sales and marketing expenses	7,853	7,124
General and administrative expenses	7,470	5,585
Operating loss	(11,843)	(8,941)
Other income (expense):
Other expense, net	(48)	(21)
Interest income, net	71	437
Net loss before income taxes	(11,820)	(8,525)
Income tax expense	(43)	(29)
Net loss	$(11,863)	$(8,554)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.42)	$(0.32)
Weighted average shares outstanding:
Basic and diluted	27,990,102	26,460,237

CLEARPOINT NEURO, INC.

Consolidated Balance Sheets

(in thousands, except for share and per share data)

	June 30,
	2025	December 31,
	(Unaudited)	2024
ASSETS
Current assets:
Cash and cash equivalents	$41,541	$20,104
Accounts receivable, net	4,260	4,713
Inventory, net	6,293	6,863
Prepaid expenses and other current assets	1,897	1,683
Total current assets	53,991	33,363
Property and equipment, net	2,019	2,005
Operating lease, right-of-use assets	6,139	3,086
Other assets	720	735
Total assets	$62,869	$39,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,531	$1,340
Accrued compensation	2,949	4,885
Other accrued liabilities	1,210	1,450
Operating lease liabilities, current portion	331	557
Contract liabilities, current portion	1,377	2,121
Total current liabilities	7,398	10,353

Operating lease liabilities, net of current portion	6,280	3,011
Contract liabilities, net of current portion	603	436
Long-term note payable, net	28,845	—
Total liabilities	43,126	13,800
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 90,000,000 shares authorized at June 30, 2025 and December 31, 2024; 28,423,611 and 27,617,415 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	284	276
Additional paid-in capital	222,692	216,483
Accumulated deficit	(203,233)	(191,370)
Total stockholders’ equity	19,743	25,389
Total liabilities and stockholders’ equity	$62,869	$39,189

CLEARPOINT NEURO, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	For the Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(11,863)	$(8,554)
Adjustments to reconcile net loss to net cash flows from operating activities:
Allowance for credit losses (recoveries)	217	(507)
Depreciation and amortization	499	476
Share-based compensation	4,177	3,300
Payment-in-kind interest	172	—
Amortization of debt issuance costs and original issue discounts	21	29
Amortization of lease right of use assets, net of accretion in lease liabilities	461	461
Increase (decrease) in cash resulting from changes in:
Accounts receivable	237	244
Inventory, net	482	(320)
Prepaid expenses and other current assets	(136)	(294)
Other assets	—	(39)
Accounts payable and accrued expenses	(1,944)	726
Lease liabilities	(471)	(401)
Contract liabilities	(576)	(1,629)
Net cash flows from operating activities	(8,724)	(6,508)
Cash flows from investing activities:
Purchases of property and equipment	(274)	—
Net cash flows from investing activities	(274)	—
Cash flows from financing activities:
Proceeds from offerings of common stock, net of offering costs	3,263	16,183
Proceeds from issuance of note payable, net of financing costs and discount	28,653	—
Proceeds from stock option exercises	49	21
Payments for taxes related to net share settlement of equity awards	(1,661)	(279)
Proceeds from issuance of common stock under employee stock purchase plan	311	288
Net cash flows from financing activities	30,615	16,213
Net change in cash, cash equivalents and restricted cash	21,617	9,705
Cash, cash equivalents and restricted cash, beginning of period	20,104	23,140
Cash, cash equivalents and restricted cash, end of period	$41,721	$32,845
Cash and cash equivalents	41,541	32,845
Restricted cash included in other assets, non-current	180	—
Total cash, cash equivalents and restricted cash	$41,721	$32,845
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Income taxes	$12	$41
Interest	$172	$370